Contact:

Anita Ho
Acting Chief Financial Officer
Alliance Fiber Optic Products, Inc.
Phone: 408-736-6900 x168

Alliance Fiber Optic Products, Inc. (AFOP) Declares Cash Dividend of
One Dollar and Twenty Five Cents per Share

Sunnyvale, CA - October 25, 2012 - Alliance Fiber Optic Products, Inc. (Nasdaq CM: AFOP), an innovative supplier of fiber optic components, subsystems and integrated modules for the optical network equipment market, today declares Annual Cash dividend of US$0.25 (Twenty five cents) per share, and one-time Special Cash Dividend of US$1.00 (One dollar) per share. Both cash dividends will be paid on December 11, 2012, to the record holders of AFOP common stock as of the close of business on November 30, 2012.

Peter Chang, President and Chief Executive Officer, commented, “AFOP has been profitable since the beginning of 2006. In the third quarter of 2012, we just delivered another profitable quarter. While we continue investing in business growth and doing stock repurchase program, we increased the level of cash and cash equivalent to $53M in the end of last quarter. As we look at our cash management, our priority is to grow the business through research and development or acquisition of business. However, in the meantime, we need to enhance shareholder values as well, and we believe that the distribution of these cash dividends will contribute to this goal.”

“This payout will not affect AFOP commitment to research and development or possible merger and acquisition activities to fuel our growth in the years ahead. The payout will not affect our on-going stock repurchase program either. In addition, we are confident in our long-term ability to grow revenue, to generate more profits and to enhance shareholder value through our innovation and execution.” concluded Mr. Chang.

About AFOP
Founded in 1995, Alliance Fiber Optic Products, Inc. designs, manufactures and markets a broad range of high performance fiber optic components and integrated modules. AFOP's products are used by leading and emerging communications equipment manufacturers to deliver optical networking systems to the long-haul, enterprise, metropolitan and last mile access segments of the communications network. AFOP offers a broad product line of passive optical components including interconnect systems, couplers and splitters, thin film CWDM and DWDM components and modules, optical attenuators, and micro-optics devices. AFOP is headquartered in Sunnyvale, California, with manufacturing and product development capabilities in the United States, Taiwan and China. AFOP's website is located at http://www.afop.com.

Except for the historical information contained herein, the matters set forth in this press release, including statements as to our expectations regarding future revenue levels, our beliefs regarding our opportunity for revenue growth and profit improvements and the time periods thereof are forward looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including, but not limited to general economic conditions and trends, trends in demand for bandwith, the impact of competitive products and pricing, timely introduction of new technologies, timely design acceptance by our customers, the acceptance of new products and technologies by our customers, customer demand for our products, the timing of customer orders, loss of key customers, our ability to ramp new products into volume production, the mix of products sold and product pricing, the costs associated with running our operations, industry-wide shifts in supply and demand for optical components and modules, industry overcapacity and demand for bandwith, cost control initiatives, our ability to obtain and maintain operational efficiencies, financial stability in foreign markets, and other risks detailed from time to time in our SEC reports, including AFOP's quarterly report on Form 10-Q for the quarter ended June 30, 2012. These forward-looking statements speak only as of the date hereof. AFOP disclaims any intention or obligation to update or revise any forward-looking statements.